                                                                      AFFILIATED
                                                            TRADE     PRINCIPAL       EXECUTING   PURCHASE SHARES/PAR UNDERWRITING
FUND NAME                        SECURITY DESCRIPTION       DATE     UNDERWRITER       BROKER       PRICE    AMOUNT    CONCESSION
---------                   ----------------------------- -------- --------------- -------------- -------- ---------- ------------
Intermediate Tax/AMT-Free      CA Dept of Water Revenue   05/06/10   Wells Fargo   Morgan Stanley $ 111.79  4,000,000     0.50%
   Fund                            CASPWR 5 5/1/19                 Securities, LLC
municipal Bond Fund              Puerto Rico Elec Pwr     05/19/10   Wells Fargo         JPM      $ 103.56  3,500,000     0.50%
                                  PRCPWR 5.25 7/1/28               Securities, LLC
Intermediate Tax/AMT-Free     Puerto Rico Comwlth Hwy &   06/16/10   Wells Fargo      Jeffries    $ 100.00  5,000,000     0.50%
   Fund                         Transn Author Hwy Rev                 Securites
                                  PRCTRN 4.95 7/1/26
Municipal Bond Fund         NJ State Transportation Trust 10/14/10   Wells Fargo      Barclays    $100.000 10,000,000     0.50%
                                   NJSTRN 5.754 28                    Securities
Municipal Bond Fund          State of California CAS 5.25 11/23/10   Wells Fargo         RBS      $ 96.346 16,000,000     0.50%
                                       11/01/40                       Securities
Intermediate Municipal Bond  State of California CAS 5.25 11/23/10   Wells Fargo         RBS      $ 96.346  8,000,000     0.50%
   Fund                                11/01/40                       Securities
Municipal Bond Fund            Regional Transportation    11/23/10   Wells Fargo   Morgan Stanley $ 98.473  2,000,000     0.50%
                              District REGTRN 5.375 06/31             Securities
Intermediate Municipal Bond    Regional Transportation    11/23/10   Wells Fargo   Morgan Stanley $ 98.473  1,000,000     0.50%
   Fund                       District REGTRN 5.375 06/31             Securities
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